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                                                                   EXHIBIT 23.3


                             CONSENT OF DIRECTOR NOMINEE


     The undersigned hereby consents to the reference to his name under the caption "Management" and elsewhere in the Prospectuses forming a part of the Registration Statement of RAM Energy, Inc. on Form S-1, and consents to serve as a director of RAM Energy, Inc. effective January 1, 1998.

                                       /s/ JOHN M. REARDON
                                       -------------------------------------
                                       JOHN M. REARDON



December 17, 1997
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